                                                                    EXHIBIT 4.4


                                ESCROW AGREEMENT


         AGREEMENT made this __ day of May, 1997, by and among the Company whose name and address appear on the Information Sheet (as defined herein) attached to this Agreement and Continental Stock Transfer & Trust Company (A Limited Purpose Trust Company) with offices at 2 Broadway, New York, New York 10004 (the "Escrow Agent").


                              W I T N E S S E T H:


         WHEREAS, the Company, will offer for sale (the "Offering") certain securities of the Company in the form of shares of Common Stock (the "Shares"), pursuant to Rule 419 ("Rule "419") of the Securities Act of 1933, as amended (the "Securities Act"), as set forth in the Company's Prospectus dated May _____, 1997. The offer and sale of the Shares are being registered under the Securities Act. The purchase price per Share is $.88.


         WHEREAS, the Company desires to establish an escrow account (the "Escrow Account"), to which the net proceeds of the Offering and the certificates representing the Shares issued in connection with the Offering (the "Share Certificates") (the net proceeds and the Share Certificates are collectively referred to as the "Fund"), are to be credited and held, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and


         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:


         1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the "Information Sheet").


         2.  Establishment of the Bank Account.

         2.1 The Escrow Agent shall establish an interest bearing escrow account at the branch of Chase Manhattan Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the

"Bank Account"). The purpose of the Bank Account is for the deposit of the net proceeds to be derived by the Company from the sale of the Shares and for the deposit of the Share Certificates representing the Shares issued in connection with the Offering.

         3.  Deposits to the Bank Account.

         3.1 Deposit of Net Offering Proceeds. Subject to Rule 419, upon the Company's receipt and acceptance of subscriptions and Offering proceeds, the Company shall promptly deliver to the Escrow Agent a certified or bank check in the amount of 90% of the Offering proceeds, such amount to be computed following the deduction of a fee payable to the Qualified Independent Underwriter, drawn to the order of the Escrow Agent or, alternatively, drawn to the order of the Company but endorsed by the Company for collection by the Escrow Agent and credited to the Escrow Account.

         3.2 Deposit of Share Certificates. All share certificates representing the Shares issued in connection with the Offering shall be deposited by the Company directly into the Escrow Account promptly upon issuance. The identity of the purchasers of the securities shall be included on the stock certificates or other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with resect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

         4.  Disbursement from the Bank Account.

         4.1 Disbursement of the Escrow Account. Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, attached to this Agreement as Exhibit B and is incorporated by reference herein and made a part hereof, that the requirements of Rule 419(e)(1) and
(e)(2) have been met, and consummation of an acquisition(s) meeting the requirements of Rule 419(e)(1).

         4.2 Notwithstanding the foregoing, if an acquisition meeting the requirements of Rule 419(e)(1) has not occurred by a date within 18 months after the effective date of the Registration Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

         4.3 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

         5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

         5.1 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

         5.2 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole discretion, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

         5.3 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

         5.4 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

         6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Company and the Escrow Agent. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the Company. Should the Escrow Agent resign as herein provided, it shall turn over to a successor escrow agent appointed by the Company, all monies and property, including the Share Certificates, held hereunder upon presentation of the documentation appointing the new escrow agent and its acceptance thereof; or
(b) if the resigning Escrow Agent shall not have received written notice signed by the Company and a successor escrow agent, then the resigning Escrow Agent shall deposit the Escrow Account with any court it deems appropriate; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Article 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company for any reasonable expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Article 6.

         7. Representations and Warranties. The Company hereby represents and warrants to the Escrow Agent that, to its knowledge:

         7.1 No party other than the parties hereto and the Company's stockholder's have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

         7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

         7.3 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

         8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with the Escrow Agent's performance under this Agreement, including, but not limited to, reasonable counsel fees. The Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

         9.  Indemnification and Contribution.

         9.1 The Company agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

         9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including, without limitation, reasonable counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

         9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

         10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless: (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

         11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Company, at its respective address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

         12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


EMERGING GROWTH ACQUISITION                     CONTINENTAL STOCK TRANSFER
 CORPORATION I,                                   & TRUST COMPANY,
   the Company                                    as Escrow Agent


By:                                             By:
    ---------------------------                     ---------------------------
    Name:                                           Name:  Steven Nelson
    Title:                                          Title:   Chairman

                                                                       EXHIBIT A

                       ESCROW AGREEMENT INFORMATION SHEET

1.     The Company
       -----------
       Name: Emerging Growth Acquisition Corporation I
             -----------------------------------------

       Address:   660 Steamboat Road
                  Greenwich, CT  06830
                  --------------------

       Jurisdiction of incorporation or organization:  Delaware
                                                     --------------------------

2.     The Shares
       ----------
       Description of the Shares to be offered: One hundred sixty-six thousand three hundred thirty-two (166,332) Shares of Common Stock, no par value. The purchase price per Share is $.88.


3.     Term of Escrow Agreement
       ------------------------
       The earlier of (i) the liquidation of the Company or (ii) the receipt by the Escrow Agent of a signed representation from the Company to the escrow agent that the Company has consummated a Business Combination and satisfied the requirements of Rule 419.

4.     Title of Escrow Account:
       ------------------------
       CST&T AA Emerging Growth Acquisition Corporation I

5.     Escrow Agent Fees
       -----------------
       Amount due on execution of the Escrow Agreement $1,000 and $1,000 upon completion of the escrow, fee includes one closing.

                                                                       EXHIBIT B



                             RULE 419 REPRESENTATION

         Emerging Growth Acquisition Corporation I (the "Company") hereby represents and warrants that (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement on Form SB-2, Registration No. 333-15637; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in the Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain as an investor; and (v) the Business Combination has been consummated. The occurence of such events evidences the Company's compliance with the requirements of Rule 419(e)(1) and Rule 419(e)(2).


                                       EMERGING GROWTH ACQUISITION CORPORATION I



                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                              FORM OF AUTHORIZATION


CONTINENTAL STOCK TRANSFER & TRUST COMPANY
2 Broadway
New York, New York  10004

         TO WHOM IT MAY CONCERN:

         The undersigned hereby direct you to issue checks or wire funds upon presentation of wire instructions from the CST&T f/b/o EGACI Escrow Account as follows:


                               Name                Amount
                               ----                ------







Date:   ______________, 1996                      $

                    EMERGING GROWTH ACQUISITION CORPORATION I


                                              ---------------------------------
                                              Name:
                                              Title: